Exhibit 99.1

CHROMADEX CORPORATION REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

-First Quarter 2018 Net Revenues Increased by 95% to $6.6 Million -

IRVINE, Calif., May 10, 2018 (GLOBE NEWSWIRE) - ChromaDex Corporation (NASDAQ: CDXC), a science-based, integrated nutraceutical company devoted to improving the way people age, announced today first quarter 2018 financial results.

First Quarter 2018 Highlights vs. First Quarter 2017

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Net sales up 95%, fueled by growth of TRU NIAGEN®;

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Gross profit as a percentage of net sales flat at approximately 48%, which includes certain charges; Excluding charges, gross profit was 52.5%;

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NIAGEN®-related sales at 65% of total sales, up from 29%;

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TRU NIAGEN sales at 71% of NIAGEN-related sales, up from 1%;

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Appointed Nobel Laureate, Sir John Walker, Emeritus Director and Professor at the MRC Mitochondrial Biology Unit at Cambridge to the Scientific Advisory Board; and

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18 human studies in various stages of completion.

“The growth of TRU NIAGEN continues to exceed our expectations,” said Rob Fried, President and Chief Operating Officer. “Sales are growing at very strong pace, and we are continuing to pursue strategic partnerships in several new markets.”

Frank Jaksch, Jr., CEO and co-founder of ChromaDex commented: “ChromaDex has been built on a foundation of solid science, and that foundation continues to strengthen. The total number of research collaborations signed with prestigious universities and research institutions for NIAGEN continues to grow. This, along with the work of our in-house team of scientists and PhDs, leaves us confident this research will expand the growing body of evidence demonstrating the importance of NIAGEN.”

Results of operations for the three months ended March 31, 2018

For the three months ended March 31, 2018 (“Q1 2018”), ChromaDex reported net sales of $6.6 million, up 95% compared to $3.4 million from continuing operations in the first quarter of 2017 ("Q1 2017"). The increase in first quarter revenues was driven by growth in sales of TRU NIAGEN.

Gross margin as a percentage of sales was roughly flat at 48% for both periods. Excluding a write-off related to the purchase of private label consumer products inventory from certain NIAGEN resellers which are no longer distributors of our product, adjusted gross profit, a non-GAAP measure, as a percentage of net sales, was 52.5% for Q1 2018 as compared to 48.0% for the same period in 2017. We experienced better margins due to the positive impact of TRU NIAGEN consumer product sales, which we anticipate will continue.

Operating expenses were $11.5 million in the first quarter of 2018, compared to $3.4 million from continuing operations in the same period for 2017. The increase of $8.1 million in operating expenses for first quarter was the result of the Company’s strategic decision to invest $2.6 million in advertising and marketing to build out the TRU NIAGEN brand, higher R&D expenses of $0.8 million as well as legal costs of $2.4 million, and higher stock-based compensation expense of $0.8 million. Excluding incremental legal expenses and equity-based compensation expenses, general and administrative expenses were $3.6 million, which were up by $1.3 million as compared to the prior year.

The net loss attributable to common stockholders for the first quarter of 2018 was $8.4 million or ($0.15) per share as compared to a net loss of $1.9 million or ($0.05) per share for Q1 2017. The higher losses in the first quarter were the result of the strategic decision to invest ahead of growth including higher stock-based compensation expense related to the hiring of senior executives, and higher legal fees, partially offset by higher sales volume and gross profits.

For the first quarter of 2018, the reported loss was negatively impacted by a non-cash charge of $1.3 million related to stock-based compensation.

Adjusted EBITDA, a non-GAAP measure, was ($7.0) million for Q1 2018, compared to adjusted EBITDA of ($1.4) million for Q1 2017. ChromaDex defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation, amortization and non-cash stock compensation costs. The Basic and Diluted Adjusted EBITDA per share for Q1 2018 was ($0.13) versus ($0.04) for Q1 2017.

In the first quarter of 2018, the net cash used in operating activities was $4.0 million versus $51,000 in the prior year. We ended the first quarter of 2018 with a cash of $41.0 million.

Outlook

For 2018, the Company expects to realize continued growth in TRU NIAGEN sales driven by our U.S. ecommerce and Watsons’ international business, as well as the launch of TRU NIAGEN in certain new international markets. The growth is expected to be concentrated in the second half of the year. The Company will continue to invest in marketing expenditures to build out the TRU NIAGEN brand, infrastructure, and new capabilities to support growth.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the year end results and provide a general business update on Thurs., May 10, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

U.S. Toll-Free Number:
(866) 327-8118

International Dial-In Number:
(678) 509-7526

Conference ID:
5427849

Webcast link:
https://edge.media-server.com/m6/p/9a46uwoq

The webcast replay will be available after the completion of the call on the Investor Relations section of the Company website, www.chromadex.com.

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures

ChromaDex’s non-GAAP financial measures exclude certain inventory write-off for adjusted gross margin and exclude interest, tax, depreciation, amortization and share-based compensation for adjusted EBITDA. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is an integrated, global nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to uncover the full potential of NAD and identify and develop novel, science-based ingredients. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN is helping the world AGE BETTER®. ChromaDex maintains a website at www.ChromaDex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding the future growth rate of sales on truniagen.com and for Watsons’ international business, pursuing strategic partnerships, launching TRU NIAGEN in certain new international markets, and whether the Company will continue to invest in marketing expenditures. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Forms 10-Q and 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

 ChromaDex Investor Relations Contact:

Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Director of Strategic Partnerships
949-648-3775
alexw@chromadex.com

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Statements of Operations
Three Month Periods Ended March 31, 2018 and April 1, 2017
(In thousands, except per share data)

	Q1 2018	Q1 2017

Sales, net	$6,567	$3,368
Cost of sales	3,430	1,750

Gross profit	3,137	1,618

Operating expenses:
Sales and marketing	3,269	405
Research and development	1,439	664
General and administrative	6,828	2,322
Operating expenses	11,536	3,391

Operating loss	(8,399)	(1,773)

Nonoperating expense:
Interest expense, net	(44)	(28)
Nonoperating expenses	(44)	(28)

Loss from continuing operations	(8,443)	(1,801)

Loss from discontinued operations	-	(128)

Net loss	$(8,443)	$(1,929)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.15)	$(0.05)
Loss from discontinued operations	$-	$(0.00)

Basic and diluted loss per common share	$(0.15)	$(0.05)

Basic and diluted weighted average common shares outstanding	54,858	38,031

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report
on Form 10-Q filed with Securities and Exchange Commission on May 10, 2018.

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Balance Sheets
March 31, 2018 and December 30, 2017
(In thousands, except per share data)

	March 31, 2018	December 30, 2017
Assets

Current Assets
Cash	$41,037	$45,389
Trade receivables, net of allowances of $0.6 million and $0.7 million, respectively;
Receivables from Related Party: $0.8 million and $1.5 million, respectively	4,770	5,338
Contract assets	53	-
Receivable held at escrow	750	-
Inventories	5,063	5,796
Prepaid expenses and other assets	909	655
Total current assets	52,582	57,178

Leasehold Improvements and Equipment, net	2,911	2,872
Deposits	359	272
Receivable Held at Escrow	-	750
Intangible Assets, net	1,593	1,652

Total assets	$57,445	$62,724

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$5,856	$3,719
Accrued expenses	3,709	3,645
Current maturities of capital lease obligations	200	196
Contract liabilities and customer deposits	202	314
Deferred rent, current	117	114
Due to officer	-	100
Total current liabilities	10,084	8,088

Capital Lease Obligations, Less Current Maturities	258	310
Deferred Rent, Less Current	439	492

Total liabilities	10,781	8,890

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares;
issued and outstanding March 31, 2018 54,681 shares and
December 30, 2017 54,697 shares	55	55
Additional paid-in capital	111,489	110,380
Accumulated deficit	(64,880)	(56,601)
Total stockholders' equity	46,664	53,834

Total liabilities and stockholders' equity	$57,445	$62,724

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report
on Form 10-Q filed with Securities and Exchange Commission on May 10, 2018.

Gross Profit, Unaudited			Effect of Charges associated with the Inventory Write-off			Adjusted Gross Profit, Unaudited
(US GAAP)						Excluding Charges associated with Inventory Write-off
						(Non-GAAP Presentation)
Three Months Ended March 31, 2018 and April 1, 2017			Three Months Ended March 31, 2018 and April 1, 2017			Three Months Ended March 31, 2018 and April 1, 2017
(In thousands)			(In thousands)			(In thousands)

	Q1 2018	Q1 2017		Q1 2018	Q1 2017		Q1 2018	Q1 2017

Sales, net	$6,567	$3,368	Sales, net	$-	$-	Sales, net	$6,567	$3,368
Cost of sales	3,430	1,750	Cost of sales	(312)	-	Cost of sales	3,118	1,750

Gross profit	3,137	1,618	Effect of Inventory Write-off	312	-	Adjusted gross profit	3,449	1,618
Percentage of net sales	47.8%	48.0%				Percentage of net sales	52.5%	48.0%

Consolidated Statements of Operations, Unaudited			Effects of Charges associated with Interest, Tax, Depreciation,			Consolidated Statements of Operations, Adjusted EBITDA
(US GAAP)			Amortization and Share-based Compensation Expense			Excluding Interest, Tax, Depreciation, Amortization and
						Share-based Compensation (Non-GAAP Presentation)
Three Months Ended March 31, 2018 and April 1, 2017			Three Months Ended March 31, 2018 and April 1, 2017			Three Months Ended March 31, 2018 and April 1, 2017
(In thousands, except per share data)			(In thousands, except per share data)			(In thousands, except per share data)

	Q1 2018	Q1 2017		Q1 2018	Q1 2017		Q1 2018	Q1 2017

Sales, net	$6,567	$3,368	Sales, net	$-	$-	Sales, net	$6,567	$3,368
Cost of sales	3,430	1,750	Cost of sales	(74)	(35)	Cost of sales	3,356	1,715

Gross profit	3,137	1,618	Gross profit	74	35	Gross profit	3,211	1,653

Operating expenses:			Operating expenses:			Operating expenses:
Sales and marketing	3,269	405	Sales and marketing	(60)	-	Sales and marketing	3,209	405
Research and development	1,439	664	Research and development	(128)	-	Research and development	1,311	664
General and administrative	6,828	2,322	General and administrative	(1,175)	(361)	General and administrative	5,653	1,961
Operating expenses	11,536	3,391	Operating expenses	(1,363)	(361)	Operating expenses	10,173	3,030

Operating loss	(8,399)	(1,773)	Operating income	1,437	396	Operating loss	(6,962)	(1,377)

Nonoperating expense:			Nonoperating income:			Nonoperating income (expense):
Interest expense, net	(44)	(28)	Interest expense, net	44	28	Interest expense, net	-	-
Nonoperating expenses	(44)	(28)	Nonoperating income	44	28	Nonoperating expenses	-	-

Loss from continuing operations	(8,443)	(1,801)	Income from continuing operations	1,481	424	Loss from continuing operations	(6,962)	(1,377)

Income from discontinued operations	-	(128)	Income from discontinued operations	-	87	Income from discontinued operations	-	(41)

Net loss	$(8,443)	$(1,929)	Effects of adjusted EBITDA	$1,481	$511	Adjusted EBITDA	$(6,962)	$(1,418)

Basic and diluted loss per common share:			Effects of adjusted EBITDA per common share:			Basic and diluted adjusted EBITDA per common share:
Loss from continuing operations	$(0.15)	$(0.05)	From continuing operations	$0.03	$0.01	From continuing operations	$(0.13)	$(0.04)
Earnings from discontinued operations	$-	$(0.00)	From discontinued operations	$-	$0.00	From discontinued operations	$-	$(0.00)

Basic and diluted loss per common share	$(0.15)	$(0.05)	Effects of adjusted EBITDA per common share	$0.03	$0.01	Basic and diluted adjusted EBITDA per common share	$(0.13)	$(0.04)

Weighted average common shares outstanding			Weighted average common shares outstanding			Weighted average common shares outstanding
Basic and diluted	54,858	38,031	Basic and diluted	54,858	38,031	Basic and diluted	54,858	38,031